EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2016 Results and Quarterly Dividend

Warren, Pennsylvania — July 25, 2016

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced a net loss for the quarter ended June 30, 2016 of $7.0 million, or $0.07 per diluted share. This represents a decrease of $22.3 million compared to the same quarter last year when net income was $15.3 million or $0.17 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2016 were (2.44)% and (0.32)% compared to 5.77% and 0.78% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.15 per share payable on August 18, 2016, to shareholders of record as of August 4, 2016. This is the 87th consecutive quarter in which the Company has paid a cash dividend. Based on the current market value of the Company's stock, this represents an annualized dividend yield of approximately 4.0%.

Earnings for the current quarter include a $37.0 million penalty for the prepayment of $715.0 million of Federal Home Loan Bank ("FHLB") term borrowings which were replaced with lower-cost short-term advances. The refinancing of FHLB advances was done in anticipation of the purchase of 18 offices from First Niagara Bank, which is expected to close during the third quarter of 2016 and contribute deposits of approximately $1.7 billion. Upon closing the First Niagara transaction, the total impact of replacing long-term borrowings with low-cost deposits will create annual interest expense savings of $24.0 million. Also negatively impacting quarterly earnings were restructuring costs of $2.9 million related to the consolidation of 24 offices, and acquisition expenses of $467,000 related to the First Niagara transaction. Excluding the after-tax impact of these expenses, non-GAAP net operating income for the quarter was $19.6 million, or $0.20 per diluted share, compared to non-GAAP net operating income of $15.6 million, or $0.17 per diluted share in the same quarter last year. The non-GAAP annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2016 were 6.82% and 0.89% compared to 5.89% and 0.80% in the previous year.

In making this announcement, William J. Wagner, President and CEO, noted, "2016 is proving to be a transformational year for our company. We were able to drive greater efficiency by consolidating 24 of our offices which decreased our total office count by 13%. Although this consolidation required $3.5 million in restructuring charges, annual savings going forward will be approximately $5.0 million.”

“We also announced an agreement to purchase 18 First Niagara Bank offices in the greater Buffalo market with deposits of $1.7 billion and loans of $511.0 million. We anticipate closing this transaction before the end of the third quarter, and we look forward to the favorable impact it will have on our operating metrics. Given the large size of these offices, with deposits that average approximately $95.0 million, our efficiency ratio will improve and our presence in the Buffalo market will be greatly enhanced. We also anticipate that this acquisition will provide a favorable impact to our net interest margin, net income, return on assets and earnings per share. Most importantly, we are extremely excited to welcome the 70,000 new customers of these offices and the 185 employees who serve them."

Net interest income increased by $14.5 million, or 23.3%, to $76.7 million for the quarter ended June 30, 2016, from $62.2 million for the quarter ended June 30, 2015. This increase is due primarily to an $11.7 million, or 16.4%, increase in interest income on loans as a result of a $1.170 billion increase in the Company’s loan portfolio from June 30 of last year. Contributing significantly to this increase was the acquisition of Lorain National Bank ("LNB") on August 14, 2015, which added loans of $928.0 million. Also contributing to the increase in net interest income was a $4.0 million decrease in interest expense on borrowed funds due primarily to the previously mentioned FHLB advance restructuring. Partially offsetting these improvements was a $752,000 decrease in interest income on investment securities as the cash flow from these securities was used to fund loan growth. The interest paid on deposits increased by $174,000 for the quarter as deposit balances were $941.5 million, or 16.5%, higher than they were in the previous year, primarily due to the LNB acquisition. As a result of these changes, the Company's interest rate spread increased to 3.71% for the quarter ended June 30, 2016 from 3.25% for the comparable period last year while the net interest margin increased to 3.82% for the quarter ended June 30, 2016 from 3.45% for the same quarter last year.

     The provision for loan losses increased by $3.1 million, or 299.9%, to $4.2 million for the quarter ended June 30, 2016, from $1.1 million for the quarter ended June 30, 2015. This increase is due primarily to the downgrade of three commercial banking relationships requiring an additional $1.7 million of combined reserves. However, overall credit quality continued to improve as classified loans to total loans decreased to 2.73% at June 30, 2016 from 3.12% at June 30, 2015 and annualized net charge-offs to average loans decreased to 0.31% for the quarter ended June 30, 2016 from 0.61% for the quarter ended June 30, 2015.

Noninterest income increased by $3.8 million, or 22.7%, to $20.3 million for the quarter ended June 30, 2016, from $16.5 million for the quarter ended June 30, 2015. Contributing to this increase was an increase in service charges and fees of $1.4 million, or 15.2%, which is attributable to the growth in checking accounts from both the LNB acquisition and internal growth initiatives. Gain on sale of real estate owned increased by $652,000, as the Company recognized a net gain of $111,000 for the quarter ended June 30, 2016 compared to a net loss of $541,000 for the same quarter last year.

     Noninterest expense increased by $48.2 million, or 87.3%, to $103.3 million for the quarter ended June 30, 2016, from $55.1 million for the quarter ended June 30, 2015. This increase resulted primarily from the FHLB prepayment penalty of $37.0 million and an increase in acquisition and restructuring charges of $2.8 million as previously discussed. The other increases for the current quarter compared to the prior year are primarily attributable to incremental expenses from the LNB acquisition.

Net income for the six month period ended June 30, 2016 was $11.0 million, or $0.11 per diluted share. This represents a decrease of $20.5 million, or 65.1%, compared to the six month period ended June 30, 2015, when net income was $31.5 million, or $0.34 per diluted share. The annualized returns on average shareholders’ equity and average assets for the six month period ended June 30, 2016 were 1.90% and 0.25% compared to 5.97% and 0.81% for the same period last year.  This decrease is due primarily to the FHLB prepayment penalty of $37.0 million, acquisition and restructuring expenses of $4.0 million and the additional loan loss provision previously discussed, as well as other increases in noninterest expense related to the inclusion of the LNB franchise on August 14, 2015. Offsetting these items which negatively impacted income was an increase in interest income on loans of $21.7 million, or 15.3%, and an increase in noninterest income of $8.6 million, or 27.5%. Non-GAAP net operating income for the six month period ended June 30, 2016, which excludes the after-tax impact of the aforementioned FHLB prepayment penalty and restructuring and acquisition expenses totaling $26.6 million, was $37.9 million, or $0.38 per diluted share. This represents an increase of $5.9 million, or 18.4%, compared to the six month period ended June 30, 2015 non-GAAP net operating income of $32.0 million, or $0.35 per diluted share. The non-GAAP annualized returns on average shareholders’ equity and average assets for the six month period ended June 30, 2016 were 6.58% and 0.86% compared to 6.07% and 0.82% for the same period last year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 150 full-service community banking offices and seven free standing drive-through facilities in Pennsylvania, New York, Ohio and Maryland and 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	June 30, 2016	December 31, 2015	June 30, 2015
Assets
Cash and cash equivalents	$87,711	92,263	84,000
Interest-earning deposits in other financial institutions	223,084	74,510	208,311
Federal funds sold and other short-term investments	636	635	637
Marketable securities available-for-sale (amortized cost of $772,768, $868,956 and $906,028, respectively)	705,297	874,405	861,157
Marketable securities held-to-maturity (fair value of $28,611, $32,552 and $92,989, respectively)	25,144	31,689	61,464
Total cash, interest-earning deposits and marketable securities	1,041,872	1,073,502	1,215,569

Residential mortgage loans held for sale	39,942	—	—
Residential mortgage loans	2,717,656	2,750,564	2,597,170
Home equity loans	1,162,174	1,187,106	1,055,829
Consumer loans	546,550	510,617	252,391
Commercial real estate loans	2,363,376	2,351,434	1,859,743
Commercial loans	465,223	422,400	359,524
Total loans receivable	7,294,921	7,222,121	6,124,657
Allowance for loan losses	(60,781)	(62,672)	(59,057)
Loans receivable, net	7,234,140	7,159,449	6,065,600

Federal Home Loan Bank stock, at cost	40,321	40,903	38,066
Accrued interest receivable	20,713	21,072	18,682
Real estate owned, net	4,950	8,725	13,864
Premises and Equipment, net	151,643	154,351	142,302
Bank owned life insurance	169,616	168,509	146,283
Goodwill	262,140	261,736	175,498
Other intangible assets	8,095	8,982	2,759
Other assets	30,485	54,670	45,887
Total assets	$8,963,975	8,951,899	7,864,510

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,189,032	1,177,256	962,347
Interest-bearing demand deposits	1,110,607	1,080,086	928,417
Money market deposit accounts	1,295,127	1,274,504	1,143,199
Savings deposits	1,444,947	1,386,017	1,262,991
Time deposits	1,596,288	1,694,718	1,397,528
Total deposits	6,636,001	6,612,581	5,694,482

Borrowed funds	959,969	975,007	899,056
Advances by borrowers for taxes and insurance	45,288	33,735	41,763
Accrued interest payable	737	1,993	1,302
Other liabilities	55,312	54,207	56,463
Junior subordinated debentures	111,213	111,213	103,094
Total liabilities	7,808,520	7,788,736	6,796,160

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 101,848,509 shares, 101,871,737 shares and 94,553,350 issued and outstanding, respectively	1,025	1,019	947
Paid-in-capital	722,980	717,603	624,321
Retained earnings	470,337	489,292	487,150
Unallocated common stock of Employee Stock Ownership Plan	(19,370)	(20,216)	(21,485)
Accumulated other comprehensive loss	(19,517)	(24,535)	(22,583)
Total shareholders’ equity	1,155,455	1,163,163	1,068,350
Total liabilities and shareholders’ equity	$8,963,975	8,951,899	7,864,510

Equity to assets	12.89%	12.99%	13.58%
Tangible common equity to assets	10.18%	10.28%	11.58%
Book value per share	$11.28	11.42	11.28
Tangible book value per share	$8.64	8.76	9.40
Closing market price per share	$14.83	13.39	12.82
Full time equivalent employees	2,091	2,186	2,036
Number of banking offices	157	181	161

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Interest income:
Loans receivable	$82,645	80,781	80,882	76,087	70,985
Mortgage-backed securities	2,115	2,229	2,301	2,230	2,058
Taxable investment securities	756	1,038	1,108	1,689	1,129
Tax-free investment securities	707	724	836	986	1,143
FHLB dividends	401	467	499	451	475
Interest-earning deposits	70	59	13	99	180
Total interest income	86,694	85,298	85,639	81,542	75,970

Interest expense:
Deposits	5,865	6,088	6,435	6,163	5,691
Borrowed funds	4,143	7,658	8,051	7,987	8,101
Total interest expense	10,008	13,746	14,486	14,150	13,792

Net interest income	76,686	71,552	71,153	67,392	62,178
Provision for loan losses	4,199	1,660	4,595	3,167	1,050
Net interest income after provision for loan losses	72,487	69,892	66,558	64,225	61,128

Noninterest income:
Gain on sale of investments	227	127	116	260	566
Service charges and fees	10,630	10,065	10,530	9,945	9,228
Trust and other financial services income	3,277	3,261	3,410	3,062	3,094
Insurance commission income	2,768	2,714	2,490	2,398	2,210
Gain/ (loss) on real estate owned, net	111	249	(156)	(246)	(541)
Income from bank owned life insurance	1,105	1,595	1,251	1,166	1,008
Mortgage banking income	446	218	208	267	218
Other operating income	1,711	1,219	1,697	837	742
Total noninterest income	20,275	19,448	19,546	17,689	16,525

Noninterest expense:
Compensation and employee benefits	34,349	33,033	32,003	31,000	28,920
Premises and occupancy costs	6,275	6,537	6,403	6,072	5,899
Office operations	3,343	3,460	3,252	3,268	2,905
Collections expense	729	676	1,252	624	603
Processing expenses	8,172	8,414	8,057	8,126	7,392
Marketing expenses	2,541	1,891	1,642	1,691	3,190
Federal deposit insurance premiums	1,442	1,503	1,299	1,177	1,286
Professional services	2,129	1,833	1,933	1,529	1,652
Amortization of intangible assets	710	675	729	422	269
Real estate owned expense	295	311	393	471	514
Restructuring/ acquisition expense	3,386	635	1,347	7,590	467
FHLB prepayment penalty	36,978	—	—	—	—
Other expense	2,912	4,307	2,917	1,834	2,038
Total noninterest expense	103,261	63,275	61,227	63,804	55,135
Income/(loss) before income taxes	(10,499)	26,065	24,877	18,110	22,518

Income tax expense/ (benefit)	(3,491)	8,081	8,684	5,238	7,213
Net income/ (loss)	$(7,008)	17,984	16,193	12,872	15,305

Basic earnings/ (loss) per share	$(0.07)	0.18	0.16	0.14	0.17
Diluted earnings/ (loss) per share	$(0.07)	0.18	0.16	0.13	0.17

Weighted average common shares outstanding - basic	99,177,609	98,889,744	98,741,393	95,256,807	91,538,172
Weighted average common shares outstanding - diluted	100,243,442	99,380,009	99,500,056	95,825,798	91,998,005

Annualized return on average equity	(2.44)%	6.21%	5.55%	4.54%	5.77%
Annualized return on average assets	(0.32)%	0.81%	0.73%	0.59%	0.78%
Annualized return on tangible common equity	(3.18)%	8.03%	7.20%	5.72%	6.90%

Efficiency ratio *	64.14%	68.09%	65.22%	65.58%	69.12%
Annualized noninterest expense to average assets *	2.82%	2.80%	2.63%	2.57%	2.77%

* - Excludes restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Six months ended June 30,
	2016	2015
Interest income:
Loans receivable	$163,426	141,696
Mortgage-backed securities	4,344	4,292
Taxable investment securities	1,794	2,174
Tax-free investment securities	1,431	2,491
FHLB dividends	868	1,878
Interest-earning deposits	129	319
Total interest income	171,992	152,850

Interest expense:
Deposits	11,953	11,457
Borrowed funds	11,801	16,234
Total interest expense	23,754	27,691

Net interest income	148,238	125,159
Provision for loan losses	5,859	1,950
Net interest income after provision for loan losses	142,379	123,209

Noninterest income:
Gain on sale of investments	354	661
Service charges and fees	20,695	17,887
Trust and other financial services income	6,538	5,870
Insurance commission income	5,482	4,638
Gain/ (loss) on real estate owned, net	360	(1,587)
Income from bank owned life insurance	2,700	1,921
Mortgage banking income	664	458
Other operating income	2,930	1,302
Total noninterest income	39,723	31,150

Noninterest expense:
Compensation and employee benefits	67,382	56,815
Premises and occupancy costs	12,812	12,166
Office operations	6,803	5,817
Collections expense	1,405	1,371
Processing expenses	16,586	14,597
Marketing expenses	4,432	5,166
Federal deposit insurance premiums	2,945	2,633
Professional services	3,962	3,444
Amortization of intangible assets	1,385	537
Real estate owned expense	606	1,206
Restructuring/ acquisition expense	4,021	814
FHLB prepayment penalty	36,978	—
Other expense	7,219	4,280
Total noninterest expense	166,536	108,846
Income before income taxes	15,566	45,513

Income tax expense	4,590	14,038
Net income	$10,976	31,475

Basic earnings per share	$0.11	0.34
Diluted earnings per share	$0.11	0.34

Weighted average common shares outstanding - basic	99,033,676	91,585,766
Weighted average common shares outstanding - diluted	99,811,725	91,950,216

Annualized return on average equity	1.90%	5.97%
Annualized return on average assets	0.25%	0.81%
Annualized return on tangible common equity	2.49%	7.11%

Efficiency ratio *	66.05%	68.77%
Annualized noninterest expense to average assets *	2.81%	2.75%

* - Excludes restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited)  *
(Dollars in thousands, except per share amounts)

	Quarter ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Operating results (non-GAAP):
Net interest income	$76,686	62,178	148,238	125,159
Provision for loan losses	4,199	1,050	5,859	1,950
Noninterest income	20,275	16,525	39,723	31,150
Noninterest expense	62,897	54,668	125,537	108,032
Income taxes	10,268	7,364	18,655	14,300
Net operating income (non-GAAP)	$19,597	15,621	37,910	32,027
Diluted earnings per share (non-GAAP)	$0.20	0.17	0.38	0.35
Average equity	$1,154,885	1,063,770	1,159,450	1,063,537
Average assets	8,882,058	7,872,208	8,896,530	7,881,087
Annualized ROE (non-GAAP)	6.82%	5.89%	6.58%	6.07%
Annualized ROA (non-GAAP)	0.89%	0.80%	0.86%	0.82%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$19,597	15,621	37,910	32,027
Nonoperating expenses, net of tax:
Restructuring/ acquisition expenses	(2,364)	(316)	(2,693)	(552)
FHLB prepayment penalty	(24,241)	—	(24,241)
Net income/ (loss) (GAAP)	$(7,008)	15,305	10,976	31,475
Diluted earnings per share (GAAP)	$(0.07)	0.17	0.11	0.34
Annualized ROE (GAAP)	(2.44)%	5.77%	1.90%	5.97%
Annualized ROA (GAAP)	(0.32)%	0.80%	0.25%	0.81%
 *    -  The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude acquisition expenses net of tax benefit. The Company believes this non-GAAP presentation provides a meaningful comparison of  operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Nonaccrual loans current:
Residential mortgage loans	$2,017	1,678	1,393	1,900	1,655
Home equity loans	1,092	1,118	1,108	1,471	1,345
Consumer loans	277	190	140	251	171
Commercial real estate loans	17,456	19,350	14,018	19,602	8,596
Commercial loans	4,462	5,923	4,604	4,877	5,096
Total nonaccrual loans current	$25,304	28,259	21,263	28,101	16,863

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$—	1,600	430	—	—
Home equity loans	49	119	375	392	49
Consumer loans	95	164	97	155	77
Commercial real estate loans	151	3,371	2,192	359	867
Commercial loans	16	4	322	131	186
Total nonaccrual loans delinquent 30 days to 59 days	$311	5,258	3,416	1,037	1,179

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,524	721	2,139	1,097	1,197
Home equity loans	366	504	389	260	472
Consumer loans	157	182	315	156	191
Commercial real estate loans	6,513	109	762	416	504
Commercial loans	1,748	57	110	11	119
Total nonaccrual loans delinquent 60 days to 89 days	$10,308	1,573	3,715	1,940	2,483

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$14,829	14,301	15,810	16,510	16,125
Home equity loans	5,226	5,922	5,650	4,546	4,616
Consumer loans	2,374	2,360	2,900	3,132	2,199
Commercial real estate loans	12,960	13,165	16,449	10,565	12,673
Commercial loans	4,566	3,314	2,459	2,074	1,858
Total nonaccrual loans delinquent 90 days or more	$39,955	39,062	43,268	36,827	37,471

Total nonaccrual loans	$75,878	74,152	71,662	67,905	57,996

Total nonaccrual loans	$75,878	74,152	71,662	67,905	57,996
Loans 90 days past maturity and still accruing	472	894	1,334	680	385
Nonperforming loans	76,350	75,046	72,996	68,585	58,381
Real estate owned, net	4,950	6,834	8,725	10,391	13,864
Nonperforming assets	$81,300	81,880	81,721	78,976	72,245

Nonaccrual troubled debt restructuring *	$18,098	17,699	21,118	23,184	15,443
Accruing troubled debt restructuring	31,015	30,549	29,997	26,154	40,741
Total troubled debt restructuring	$49,113	48,248	51,115	49,338	56,184

Nonperforming loans to total loans	1.05%	1.03%	1.01%	0.96%	0.95%
Nonperforming assets to total assets	0.91%	0.92%	0.91%	0.88%	0.92%
Allowance for loan losses to total loans	0.83%	0.85%	0.87%	0.85%	0.96%
Allowance for loan losses to nonperforming loans	79.61%	82.99%	85.86%	94.54%	101.16%
* - Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Exposure to the oil and gas industry (Unaudited)
(Dollars in thousands)

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Direct exposure to oil and gas extraction:
Outstanding balance	$12,844	13,764	16,619	17,209	17,990
Commitments	16,542	18,450	19,576	20,127	20,511
Impaired	561	564	564	564	—
Reserve	548	594	626	749	274

Indirect exposure: *
Outstanding balance	58,399	54,465	56,659	57,805	72,416
Commitments	62,581	58,522	68,659	79,226	99,661
Impaired	611	—	—	—	217
Reserve	220	195	34	150	103

Total exposure:
Outstanding balance	71,243	68,229	73,278	75,014	90,406
Commitments	79,123	76,972	88,235	99,353	120,172
Impaired	1,172	564	564	564	217
Reserve	768	789	660	899	377

* - Includes loans to haulers, wholesalers, and refineries.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At June 30, 2016	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,741,101	—	16,497	—	—	2,757,598
Home equity loans	1,153,010	—	9,164	—	—	1,162,174
Consumer loans	544,174	—	2,376	—	—	546,550
Total Personal Banking	4,438,285	—	28,037	—	—	4,466,322
Commercial Banking:
Commercial real estate loans	2,170,583	63,351	129,428	14	—	2,363,376
Commercial loans	408,178	15,435	38,546	3,064	—	465,223
Total Commercial Banking	2,578,761	78,786	167,974	3,078	—	2,828,599
Total loans	$7,017,046	78,786	196,011	3,078	—	7,294,921

At March 31, 2016
Personal Banking:
Residential mortgage loans	$2,755,325	—	13,721	—	1,317	2,770,363
Home equity loans	1,161,382	—	8,439	—	—	1,169,821
Consumer loans	523,333	—	2,204	—	—	525,537
Total Personal Banking	4,440,040	—	24,364	—	1,317	4,465,721
Commercial Banking:
Commercial real estate loans	2,167,110	63,695	130,043	15	—	2,360,863
Commercial loans	409,994	16,425	39,887	1,112	—	467,418
Total Commercial Banking	2,577,104	80,120	169,930	1,127	—	2,828,281
Total loans	$7,017,144	80,120	194,294	1,127	1,317	7,294,002

At December 31, 2015
Personal Banking:
Residential mortgage loans	$2,725,492	—	14,060	—	1,340	2,740,892
Home equity loans	1,178,735	—	8,371	—	—	1,187,106
Consumer loans	517,746	—	2,543	—	—	520,289
Total Personal Banking	4,421,973	—	24,974	—	1,340	4,448,287
Commercial Banking:
Commercial real estate loans	2,170,951	53,390	126,978	115	—	2,351,434
Commercial loans	359,403	23,730	38,157	1,110	—	422,400
Total Commercial Banking	2,530,354	77,120	165,135	1,225	—	2,773,834
Total loans	$6,952,327	77,120	190,109	1,225	1,340	7,222,121

At September 30, 2015
Personal Banking:
Residential mortgage loans	$2,699,670	—	11,512	—	1,355	2,712,537
Home equity loans	1,198,779	—	4,411	—	—	1,203,190
Consumer loans	492,023	—	2,691	—	—	494,714
Total Personal Banking	4,390,472	—	18,614	—	1,355	4,410,441
Commercial Banking:
Commercial real estate loans	2,154,439	33,339	143,086	—	—	2,330,864
Commercial loans	353,366	19,364	37,413	165	—	410,308
Total Commercial Banking	2,507,805	52,703	180,499	165	—	2,741,172
Total loans	$6,898,277	52,703	199,113	165	1,355	7,151,613

At June 30, 2015
Personal Banking:
Residential mortgage loans	$2,584,438	—	11,362	—	1,370	2,597,170
Home equity loans	1,051,213	—	4,616	—	—	1,055,829
Consumer loans	250,648	—	1,743	—	—	252,391
Total Personal Banking	3,886,299	—	17,721	—	1,370	3,905,390
Commercial Banking:
Commercial real estate loans	1,688,449	37,497	133,797	—	—	1,859,743
Commercial loans	301,467	19,793	38,262	2	—	359,524
Total Commercial Banking	1,989,916	57,290	172,059	2	—	2,219,267
Total loans	$5,876,215	57,290	189,780	2	1,370	6,124,657

* - Includes $7.6 million, $7.7 million, $7.6 million, and $533,000 of acquired loans at June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.
** - Includes $25.5 million, $17.9 million, $18.6 million, and $18.5 million of acquired loans at June 30, 2016 March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	June 30, 2016		*	March 31, 2016		*	December 31, 2015		*	September 30, 2015		*	June 30, 2015		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	72	$3,353	0.1%	323	$24,494	0.9%	349	$25,943	0.9%	75	$3,644	0.1%	64	3,250	0.1%
Home equity loans	128	4,988	0.4%	132	5,351	0.5%	173	5,806	0.5%	149	5,770	0.5%	112	3,768	0.4%
Consumer loans	1,144	6,725	1.2%	895	5,511	1.0%	1,234	7,101	1.4%	1,214	6,324	1.3%	1,103	5,116	2.0%
Commercial real estate loans	34	4,828	0.2%	51	27,474	1.2%	48	24,877	1.1%	55	7,463	0.3%	39	3,788	0.2%
Commercial loans	15	533	0.1%	26	3,133	0.7%	31	2,868	0.7%	21	1,379	0.3%	21	1,363	0.4%
Total loans delinquent 30 days to 59 days	1,393	$20,427	0.3%	1,427	$65,963	0.9%	1,835	$66,595	0.9%	1,514	$24,580	0.3%	1,339	17,285	0.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	74	$5,633	0.2%	21	$1,358	—%	100	$7,790	0.3%	83	$5,193	0.2%	70	5,815	0.2%
Home equity loans	42	1,435	0.1%	36	1,256	0.1%	50	2,478	0.2%	52	1,716	0.1%	39	2,090	0.2%
Consumer loans	514	2,247	0.4%	379	1,803	0.3%	521	2,521	0.5%	512	2,593	0.5%	442	1,767	0.7%
Commercial real estate loans	16	8,765	0.4%	11	1,081	—%	21	8,228	0.3%	28	8,368	0.4%	30	4,919	0.3%
Commercial loans	23	2,429	0.5%	7	375	0.1%	7	598	0.1%	8	401	0.1%	7	159	—%
Total loans delinquent 60 days to 89 days	669	$20,509	0.3%	454	$5,873	0.1%	699	$21,615	0.3%	683	$18,271	0.3%	588	14,750	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	176	$15,046	0.5%	183	$14,673	0.5%	215	$16,350	0.6%	204	$17,209	0.6%	203	16,125	0.6%
Home equity loans	124	5,422	0.5%	120	6,200	0.5%	143	6,112	0.5%	136	5,554	0.5%	104	4,616	0.4%
Consumer loans	440	2,399	0.4%	557	2,386	0.5%	523	2,926	0.6%	570	3,156	0.6%	440	2,199	0.9%
Commercial real estate loans	107	15,244	0.6%	106	15,442	0.7%	113	19,031	0.8%	95	14,898	0.6%	76	12,673	0.7%
Commercial loans	32	4,709	1.0%	34	3,456	0.7%	25	2,599	0.6%	23	2,319	0.6%	13	1,858	0.5%
Total loans delinquent 90 days or more	879	$42,820	0.6%	1,000	$42,157	0.6%	1,019	$47,018	0.7%	1,028	$43,136	0.6%	836	37,471	0.6%

Total loans delinquent	2,941	$83,756	1.1%	2,881	$113,993	1.6%	3,553	$135,228	1.9%	3,225	$85,987	1.2%	2,763	69,506	1.1%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** - Includes purchased credit impaired loans of $2.9 million, $3.1 million, $3.7 million, and $6.3 million at June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Beginning balance	$62,278	62,672	60,547	59,057	67,298
Provision	4,199	1,660	4,595	3,167	1,050
Charge-offs residential mortgage	(1,852)	(564)	(171)	(342)	(278)
Charge-offs home equity	(946)	(984)	(1,097)	(443)	(542)
Charge-offs consumer	(2,332)	(2,403)	(2,561)	(2,014)	(1,759)
Charge-offs commercial real estate	(1,731)	(897)	(1,216)	(558)	(3,439)
Charge-offs commercial	(903)	(117)	(508)	(595)	(6,356)
Recoveries	2,068	2,911	3,083	2,275	3,083
Ending balance	$60,781	62,278	62,672	60,547	59,057

Net charge-offs to average loans, annualized	0.31%	0.11%	0.14%	0.10%	0.61%

	Six months ended June 30,
	2016	2015
Beginning balance	$62,672	67,518
Provision	5,859	1,950
Charge-offs residential mortgage	(2,416)	(613)
Charge-offs home equity	(1,930)	(884)
Charge-offs consumer	(4,735)	(3,699)
Charge-offs commercial real estate	(2,628)	(4,552)
Charge-offs commercial	(1,020)	(7,080)
Recoveries	4,979	6,417
Ending balance	$60,781	59,057

Net charge-offs to average loans, annualized	0.21%	0.34%

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	June 30, 2016			March 31, 2016			December 31, 2015			September 30, 2015			June 30, 2015
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,751,601	30,228	4.39%	$2,739,787	29,786	4.35%	$2,710,811	29,227	4.31%	$2,632,199	29,060	4.42%	$2,546,712	28,395	4.46%
Home equity loans	1,163,900	12,701	4.39%	1,177,406	12,642	4.32%	1,193,433	12,753	4.24%	1,114,931	12,208	4.34%	1,054,508	11,402	4.34%
Consumer loans	522,745	8,697	6.69%	510,091	8,219	6.48%	500,175	8,805	6.98%	364,378	7,146	7.78%	245,832	6,529	10.65%
Commercial real estate loans	2,356,994	26,691	4.48%	2,349,748	25,993	4.38%	2,331,769	25,972	4.36%	2,100,463	24,061	4.48%	1,859,790	21,257	4.52%
Commercial loans	461,808	4,902	4.20%	441,977	4,723	4.23%	412,415	4,671	4.43%	372,693	4,108	4.31%	367,069	3,862	4.16%
Total loans receivable (a) (b) (d)	7,257,048	83,219	4.61%	7,219,009	81,363	4.53%	7,148,603	81,428	4.52%	6,584,664	76,583	4.66%	6,073,911	71,445	4.72%
Mortgage-backed securities (c)	458,398	2,115	1.85%	488,294	2,229	1.83%	519,736	2,301	1.77%	498,757	2,230	1.79%	477,800	2,058	1.72%
Investment securities (c) (d)	313,647	1,844	2.35%	387,460	2,151	2.22%	427,363	2,394	2.24%	482,666	2,754	2.28%	482,670	2,887	2.39%
FHLB stock	33,302	401	4.84%	37,098	467	5.06%	38,651	499	5.12%	39,552	451	4.52%	35,608	475	5.35%
Other interest-earning deposits	63,950	70	0.43%	43,578	59	0.54%	40,410	13	0.13%	162,041	99	0.24%	272,691	180	0.26%
Total interest-earning assets	8,126,345	87,649	4.34%	8,175,439	86,269	4.24%	8,174,763	86,635	4.20%	7,767,680	82,117	4.24%	7,342,680	77,045	4.21%
Noninterest earning assets (e)	755,713			735,562			747,317			846,439			529,528
Total assets	$8,882,058			$8,911,001			$8,922,080			$8,614,119			$7,872,208

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,440,886	837	0.23%	$1,405,800	865	0.25%	$1,378,377	871	0.25%	$1,324,620	865	0.26%	$1,263,785	838	0.27%
Interest-bearing demand deposits	1,130,122	144	0.05%	1,093,839	156	0.06%	1,083,524	157	0.06%	1,022,585	149	0.06%	920,071	131	0.06%
Money market deposit accounts	1,294,381	829	0.26%	1,288,535	865	0.27%	1,279,181	873	0.27%	1,217,122	825	0.27%	1,147,017	759	0.27%
Time deposits	1,616,260	4,055	1.01%	1,664,322	4,202	1.02%	1,720,895	4,534	1.05%	1,577,159	4,324	1.09%	1,409,740	3,963	1.13%
Borrowed funds (f)	772,225	3,017	1.57%	899,439	6,539	2.92%	906,574	6,730	2.95%	906,410	6,713	2.94%	929,744	6,929	2.99%
Junior subordinated debentures	111,213	1,126	4.01%	111,213	1,119	3.98%	116,626	1,321	4.43%	111,213	1,274	4.48%	103,094	1,172	4.50%
Total interest-bearing liabilities	6,365,087	10,008	0.63%	6,463,148	13,746	0.86%	6,485,177	14,486	0.89%	6,159,109	14,150	0.91%	5,773,451	13,792	0.96%
Noninterest-bearing demand deposits (g)	1,184,786			1,161,151			1,145,276			1,054,270			957,912
Noninterest bearing liabilities	177,300			122,667			133,323			275,435			77,075
Total liabilities	7,727,173			7,746,966			7,763,776			7,488,814			6,808,438
Shareholders’ equity	1,154,885			1,164,035			1,158,304			1,125,305			1,063,770
Total liabilities and shareholders’ equity	$8,882,058			$8,911,001			$8,922,080			$8,614,119			$7,872,208
Net interest income/ Interest rate spread		77,641	3.71%		72,523	3.38%		72,149	3.31%		67,967	3.33%		63,253	3.25%
Net interest-earning assets/ Net interest margin	$1,761,258		3.82%	$1,712,291		3.57%	$1,689,586		3.53%	$1,608,571		3.50%	$1,569,229		3.45%
Ratio of interest-earning assets to interest-bearing liabilities	1.28X			1.26X			1.26X			1.26X			1.27X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.35%, 0.37%, 0.39%, 0.39% and 0.40%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.58%, 4.50%, 4.49%, 4.63% and 4.69%, respectively, Investment securities - 1.87%, 1.82%, 1.82%, 1.84% and 1.88%, respectively, Interest-earning assets - 4.29%, 4.20%, 4.16%, 4.19% and 4.15%, respectively. GAAP basis net interest rate spreads were 3.66%, 3.34%, 3.27%, 3.28% and 3.19%, respectively, and GAAP basis net interest margins were 3.77%, 3.55%, 3.48%, 3.45% and 3.39%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2016			2015
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,745,695	60,013	4.37%	$2,529,553	56,650	4.48%
Home equity loans	1,170,653	25,243	4.34%	1,056,813	22,875	4.39%
Consumer loans	516,419	16,916	6.59%	242,896	12,819	10.64%
Commercial real estate loans	2,353,371	52,684	4.43%	1,829,724	42,184	4.59%
Commercial loans	451,893	9,625	4.21%	387,755	8,099	4.15%
Loans receivable (a) (b) (d)	7,238,031	164,481	4.57%	6,046,741	142,627	4.76%
Mortgage-backed securities (c)	473,346	4,344	1.84%	492,209	4,292	1.74%
Investment securities (c) (d)	350,553	3,995	2.28%	484,366	6,006	2.48%
FHLB stock (i)	35,200	868	4.96%	35,872	838	4.71%
Other interest-earning deposits	45,926	129	0.56%	252,210	319	0.25%
Total interest-earning assets	8,143,056	173,817	4.29%	7,311,398	154,082	4.24%
Noninterest earning assets (e)	753,474			569,689
Total assets	$8,896,530			$7,881,087

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,423,343	1,702	0.24%	$1,247,854	1,651	0.27%
Interest-bearing demand deposits	1,111,981	300	0.05%	899,260	262	0.06%
Money market deposit accounts	1,291,457	1,694	0.26%	1,156,079	1,524	0.27%
Time deposits	1,640,291	8,257	1.01%	1,430,989	8,020	1.13%
Borrowed funds (f)	835,832	9,556	2.30%	945,192	13,904	2.97%
Junior subordinated debentures	111,213	2,245	3.99%	103,094	2,330	4.50%
Total interest-bearing liabilities	6,414,117	23,754	0.74%	5,782,468	27,691	0.97%
Noninterest-bearing demand deposits (g)	1,109,662			936,090
Noninterest bearing liabilities	213,301			98,992
Total liabilities	7,737,080			6,817,550
Shareholders’ equity	1,159,450			1,063,537
Total liabilities and shareholders’ equity	$8,896,530			$7,881,087
Net interest income/ Interest rate spread		150,063	3.55%		126,391	3.27%
Net interest-earning assets/ Net interest margin	$1,728,939		3.69%	$1,528,930		3.46%
Ratio of interest-earning assets to interest-bearing liabilities	1.27X			1.26X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.37%, and 0.41%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.54% and 4.73%, respectively, Investment securities - 1.84% and 1.93%, respectively, Interest-earning assets - 4.25% and 4.18%, respectively. GAAP basis net interest rate spreads were 3.51% and 3.21%, respectively, and GAAP basis net interest margins were 3.64% and 3.40%, respectively.
(i) Excludes a $1.0 million special dividend paid in February 2015 from the average yield calculation.